July 31, 2023

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2 of the Management Agreement, the William Blair Funds hereby provide notification of a new series of the William Blair Funds (the “Trust”) to be called “William Blair Small-Mid Cap Value Fund” (the “New Portfolio”). Attached hereto are Amended Appendix A and B to the Management Agreement to reflect, among other things, the appropriate management fees and initial term end for the New Portfolio and also to reflect any name changes or liquidations of existing series of the Trust.

By signing below, William Blair Investment Management, LLC agrees to render the investment advisory and management services to the New Portfolio under the terms of the Management Agreement and amended Appendix A and B attached hereto.

WILLIAM BLAIR FUNDS

By:	/s/ John M. Raczek
Name:	John M. Raczek
Title:	Treasurer, William Blair Funds

Accepted this 31st day of July, 2023.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By:	/s/ Cissie Citardi
Name:	Cissie Citardi
Title:	Partner

APPENDIX A

MANAGEMENT FEES

William Blair China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Debt Fund:

0.65% of average daily net assets

William Blair Emerging Markets ex China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Leaders Fund:

0.94% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Growth Fund:

0.75% of average daily net assets

William Blair Institutional International Growth Fund:

0.94% of the first $1.875 billion of average daily net assets;

0.90% of the next $625 million of average daily net assets;

0.875% of the next $2.5 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

William Blair International Growth Fund:

0.94% on the first $3 billion of average daily net assets;

0.90% of the next $2 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

William Blair International Leaders Fund:

0.85% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Large Cap Growth Fund:

0.60% of average daily net assets

William Blair Mid Cap Value Fund:

0.70% of average daily net assets

William Blair Small Cap Growth Fund:

0.94% of average daily net assets

William Blair Small Cap Value Fund:

0.75% of average daily net assets

William Blair Small-Mid Cap Core Fund:

0.90% of average daily net assets

William Blair Small-Mid Cap Growth Fund:

0.94% of average daily net assets

William Blair Small-Mid Cap Value Fund:

0.80% of average daily net assets